EXHIBIT 3.2


                       TRAVEL SERVICES INTERNATIONAL, INC.
                             (A FLORIDA CORPORATION)

                              AMENDED AND RESTATED
                                     BYLAWS

                            (AS OF JANUARY 28, 1999)


                                   ARTICLE I.

                                     OFFICES

        Section 1.1. REGISTERED OFFICE. The registered office of Travel Services International, Inc. (hereinafter referred to as the "Corporation") shall be located at 1201 Hays Street, Tallahassee, Florida 32301, c/o Corporation Service Company.

        Section 1.2. ADDITIONAL OFFICES. The Corporation may also have offices at such other places, both within and outside the State of Florida, as the Board of Directors may from time to time determine or as the business of the Corporation may require.

                                   ARTICLE II.

                            MEETINGS OF SHAREHOLDERS

        Section 2.1. TIME AND PLACE. All meetings of shareholders for the election of Directors shall be held at such time and place, either within or outside the State of Florida, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice of the meeting. Meetings of shareholders for any other purpose may be held at such time and place either within or outside the State of Florida as shall be stated in the notice of the meeting or in a duly executed waiver of notice of the meeting.

        Section 2.2. ANNUAL MEETING. Annual meetings of shareholders shall be held for the purpose of electing a Board of Directors and transacting such other business as may properly be brought before the meeting.

        Section 2.3. NOTICE OF ANNUAL MEETING. Written notice of the annual meeting, stating the place, date and time of such annual meeting, shall be given to each shareholder entitled to vote at such meeting not less than ten (10) (unless a longer period is required by law) nor more than sixty (60) days prior to the meeting.

        Section 2.4. CALL OF SPECIAL MEETING OF SHAREHOLDERS. Except as otherwise required by law, special meetings of shareholders of the Corporation may be called only by (i) the Board pursuant to a resolution approved by a majority of the entire Board, (ii) the Company's Chairman of the Board or, if the Chairman is not present or able (or if there is no Chairman), by the Company's President or (iii) the holders of not less than fifty (50) percent of all the votes entitled

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to be cast on any issue proposed to be considered at the proposed special meeting, but only if such holders first deliver to the Corporation's secretary one or more written demands (which shall be signed and dated) describing the purpose or purposes for which the special meeting is to be held, in accordance with all requirements of applicable law.

        Section 2.5. NOTICE OF SPECIAL MEETING. Written notice of a special meeting, stating the place, date and time of such special meeting and the purpose or purposes for which the meeting is called, shall be given in compliance with applicable law. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting.

        Section 2.6. LIST OF SHAREHOLDERS. The officer in charge of the stock ledger of the Corporation or the transfer agent shall prepare and make available, at least ten (10) days before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, at a place within the city where the meeting is to be held. Such place, if other than the place of the meeting, shall be specified in the notice of the meeting. The list shall also be produced and kept at the time and place of the meeting during the whole time of the meeting and may be inspected by any shareholder who is present.

        Section 2.7. PRESIDING OFFICER. Meetings of shareholders shall be presided over by the Chairman of the Board, if any, or if the Chairman is not present (or if there is none), by the President, or, if the President is not present, by a Vice President, or, if a Vice President is not present, by such person who may have been chosen by the Board of Directors, or, if none of such persons is present, by a Chairman to be chosen by the shareholders owning a majority of the shares of capital stock of the Corporation issued and outstanding and entitled to vote at the meeting and who are present in person or represented by proxy. The Secretary of the Corporation, or, if the Secretary is not present, an Assistant Secretary, or, if an Assistant Secretary is not present, such person as may be chosen by the Board of Directors, shall act as secretary of meetings of shareholders, or, if none of such persons is present, the shareholders owning a majority of the shares of capital stock of the Corporation issued and outstanding and entitled to vote at the meeting and who are present in person or represented by proxy shall choose any person present to act as secretary of the meeting.

               Section 2.8. QUORUM AND ADJOURNMENTS; POSTPONEMENTS. (a) The holders of a majority of the shares of capital stock of the Corporation issued and outstanding and entitled to vote at shareholders meetings, present in person or represented by proxy, shall be necessary to, and shall constitute a quorum for, the transaction of business at all meetings of the shareholders, except as otherwise provided by statute or by the Articles of Incorporation. The shareholders present or in person or represented by proxy at a duly organized meeting may continue to do business until final adjournment of such meeting whether on the same day or on a later day, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. If a meeting cannot be organized because a quorum has not attended, or even if a quorum shall be present or

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represented at any meeting of the shareholders, either the Chairman of the meeting or the shareholders of a majority of the shares entitled to vote at such meeting present in person or represented by proxy may adjourn the meeting from time to time. Notice of the adjourned meeting need not be given if the time and place of the adjourned meeting are announced at the meeting at which the adjournment is taken. At any adjourned meeting at which a quorum is present in person or represented by proxy of any class of stock entitled to vote separately as a class, as the case may be, any business may be transacted which might have been transacted at the meeting as originally called.

               (b) Any previously scheduled meeting of the shareholders may be postponed, and any special meeting of the shareholders (unless the special meeting was called upon demand of shareholders in accordance with the Corporation's Articles of Incorporation) may be cancelled, by resolution of the Board of Directors upon "public announcement" (as defined in Section 2.11(c)(2) hereof) given prior to the date previously scheduled for such meeting of shareholders.

        Section 2.9.  VOTING.

               (a) At any meeting of shareholders, every shareholder having the right to vote shall be entitled to vote in person or by proxy, but no such proxy shall be voted or acted upon after eleven (11) months from its date, unless the proxy provides for a longer period. Except as otherwise provided by law or the Articles of Incorporation, each shareholder of record shall be entitled to one
(1) vote for each share of capital stock registered in his name on the books of the Corporation.

               (b) At a meeting at which a quorum is present, all elections of Directors shall be determined by a plurality vote, and, except as otherwise provided by law or the Articles of Incorporation, all other matters shall be approved if votes cast in favor of the matter exceed the votes cast in opposition.

        Section 2.10. INSPECTORS. When required by law or directed by the presiding officer or upon the demand of any shareholder entitled to vote, but not otherwise, the polls shall be opened and closed, the proxies and ballots shall be received and taken in charge, and all questions touching the qualification of voters, the validity of proxies and the acceptance or rejection of votes shall be decided at any meeting of the shareholders by two or more inspectors who may be appointed by the Board of Directors before the meeting, or if not so appointed, shall be appointed by the presiding officer at the meeting. If any person so appointed fails to appear or act, the vacancy may be filled by appointment in like manner.

        Section 2.11. NOTICE OF SHAREHOLDER BUSINESS AND NOMINATIONS.

               (a) ANNUAL MEETING OF SHAREHOLDERS. (1) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders (A) pursuant to the Corporation's notice of meeting, (B) by or at the direction of the Board of Directors or (C) by any shareholder of the Corporation who was a shareholder of record at the time of giving of

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notice provided for in this Section 2.11, who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this Section 2.11.

                (2) For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (C) of paragraph
(a)(1) of this Section 2.11, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must be a proper matter for shareholder action. To be timely, a shareholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a shareholder's notice as described above. Such shareholder's notice shall set forth (A) as to each person whom the shareholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Rule 14a-11 thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (B) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made
(i) the name and address of such shareholder, as they appear on the Corporation's books, and of such beneficial owner and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such shareholder and such beneficial owner.

                (3) Notwithstanding anything in the second sentence of paragraph
(a)(2) of this Section 2.11 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least 100 days prior to the first anniversary of the preceding year's annual meeting, a shareholder's notice required by this Bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

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               (b) SPECIAL MEETING OF SHAREHOLDERS. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders, properly called in accordance with these Bylaws and applicable law, at which directors are to be elected pursuant to the Corporation's notice of meeting (1) by or at the direction of the Board of Directors or (2) by any shareholder of the Corporation who is a shareholder of record at the time of giving of notice provided in this Bylaw, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section
2.11. In the event the Corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the Board of Directors, any such shareholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation's notice of meeting, if the shareholder's notice satisfies the requirements under this paragraph and is delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a shareholder's notice as described above. Such shareholder's notice shall set forth (A) as to each person whom the shareholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act and Rule 14a-11 thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (B) as to any other business that the notice or public announcement of the special meeting indicates will be conducted at such special meeting, a brief description of any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the nomination is made; and (C) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made (i) the name and address of such shareholder, as they appear on the Corporation's books, and of such beneficial owner and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such shareholder and such beneficial owner.

               (c) NONCONFORMING REQUESTS; PUBLIC ANNOUNCEMENT; EXCHANGE ACT COMPLIANCE. (1) Only such persons who are nominated in accordance with the procedures set forth in this Section 2.11 shall be eligible to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.11. Except as otherwise provided by law, the Articles of Incorporation or the Bylaws of the Corporation, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made, or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.11 and, if any proposed nomination or business is not in compliance with this Bylaw, to declare that such defective proposal or nomination shall be disregarded.

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                      (2) For purposes of these Bylaws, "public announcement"
shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to
Section 13, 14 or 15(d) of the Exchange Act.

                      (3) Notwithstanding the foregoing provisions of this
Section 2.11, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in these Bylaws. Except to the extent not prohibited by applicable law, nothing in this Section 2.11 shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act

        Section 2.12. ACTION BY CONSENT. (a) Unless otherwise provided in the Articles of Incorporation, and subject to the requirements of law and these Bylaws (including the following paragraphs of this Section 2.12), any action required or permitted by law or the Articles of Incorporation to be taken at any meeting of the shareholders may be taken without a meeting, without prior notice and without a vote, if a written consent, setting forth the action so taken, shall be signed by the holders of outstanding stock of each voting group entitled to vote thereon having not less than the minimum number of votes with respect to each voting group that would be necessary to authorize or take such action at a meeting at which all voting groups and shares entitled to vote on such action were present or represented by proxy and voted. Such written consent shall be filed with the minutes of meetings of shareholders. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given in accordance with requirements of law to those shareholders who have not so consented in writing.

               (b) RECORD DATE FOR ACTION BY WRITTEN CONSENT. In order that the Corporation may determine the shareholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any shareholder of record seeking to have the shareholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within 10 days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within 10 days of the date on which such a request is received, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in Florida, its principal place of business or to any officer or agent of the Corporation having custody of the book in which proceedings of meetings of shareholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of

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Directors is required by applicable law, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

               (c) INSPECTORS OF WRITTEN CONSENT. In the event of the delivery, in the manner provided by this Section 2.12, to the Corporation of the requisite written consent or consents to take corporate action and/or any related revocation or revocations, the Corporation shall engage nationally recognized independent inspectors of elections for the purpose of promptly performing a ministerial review of the validity of the consents and revocations. For the purpose of permitting the inspectors to perform such review, no action by written consent without a meeting shall be effective until such date as the independent inspectors certify to the Corporation that the consents delivered to the Corporation in accordance with this Section 2.12 represent at least the minimum number of votes that would be necessary to take the corporate action. Nothing contained in this paragraph shall in any way be construed to suggest or imply that the Board of Directors or any shareholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the independent inspectors, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

               (d) EFFECTIVENESS OF WRITTEN CONSENT. Every written consent shall bear the date of signature of each shareholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the date the earliest dated written consent was received in accordance with this Section 2.12, a written consent or consents signed by a sufficient number of holders to take such action are delivered to the Corporation in the manner prescribed in this Section 2.12.

                                  ARTICLE III.

                                    DIRECTORS

        Section 3.1. NUMBER AND TENURE; BOARD CLASSES. There shall be such number of Directors constituting the entire Board of Directors, which shall in no event be fewer than one (1) nor more than eleven (11) directors, as shall from time to time be fixed by a resolution adopted by at least a majority vote of the entire Board of Directors. The Corporation's Board of Directors shall be classified with respect to the time for which they shall severally hold office into three classes, Class I, Class II and Class III, as nearly equal in number as possible. The initial Class I Directors shall be elected to hold office for an initial term expiring at the 2001 annual meeting of shareholders, the initial Class II Directors shall be elected to hold office for an initial term expiring at the 1999 annual meeting of shareholders, and the initial Class III Directors shall be elected to hold office for an initial term expiring at the 2000 annual meeting of shareholders, with the members of each class of directors to hold office until their successors have been duly elected and qualified. At each annual meeting of shareholders, the successors to the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election and until their successors have been duly elected and qualified. No director or class of directors may

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be removed from office by a vote of the shareholders at any time except for cause. Directors need not be shareholders.

        Section 3.2. VACANCIES. Any vacancy on the Board of Directors resulting from death, retirement, resignation, disqualification or removal from office or other cause, as well as any vacancy resulting from an increase in the number of directors which occurs between annual meetings of the shareholders at which directors are elected, shall be filled only by a majority vote of the remaining directors then in office, though less than a quorum, except that those vacancies resulting from removal from office by a vote of the shareholders may be filled by a vote of the shareholders at the same meeting at which such removal occurs. The directors chosen to fill vacancies shall hold office for a term expiring at the end of the next annual meeting of shareholders at which the term of the class to which they have been elected expires. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

        Notwithstanding the foregoing, whenever the holders of one or more classes or series of Preferred Stock shall have the right, voting separately as a class or series, to elect directors, the election, term of office, filling of vacancies, removal and other features of such directorships shall be governed by the terms of the resolution or resolutions adopted by the Board of Directors pursuant to Article III of the Corporation's Articles of Incorporation applicable thereto.

        Section 3.3. RESIGNATION. Any Director may resign at any time by giving written notice to the Chairman of the Board, the President or the Secretary of the Corporation, or, in the absence of all of the foregoing, by notice to any other Director or officer of the Corporation. Unless otherwise specified in such written notice, a resignation shall take effect upon delivery to the designated Director or officer. It shall not be necessary for a resignation to be accepted before it becomes effective.

        Section 3.4. PLACE OF MEETINGS. The Board of Directors may hold meetings, both regular and special, either within or outside the State of Florida.

        Section 3.5. ANNUAL MEETING. Unless otherwise agreed by the newly elected Directors, the annual meeting of each newly elected Board of Directors shall be held immediately following the annual meeting of shareholders, and no notice of such meeting to either incumbent or newly elected Directors shall be necessary.

        Section 3.6. REGULAR MEETINGS. Regular meetings of the Board of Directors may be held without notice, at such time and place as may from time to time be determined by the Board of Directors. A copy of every resolution fixing or changing the time or place of regular meetings shall be mailed to every Director at least five days before the first meeting held in pursuance thereof.

        Section 3.7. SPECIAL MEETINGS. Special Meetings of the Board of Directors may be called by the Chairman of the Board or the President on at least (1) day actual notice to each Director, if such Special Meeting is to be conducted by means of conference telephone or similar communications equipment in accordance with Section 3.11, and otherwise upon two (2) days'

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actual notice, if such notice is delivered personally or sent by telegram.
Special Meetings shall be called by the Chairman of the Board or the President in like manner and on like notice on the written request of one-half or more of the Directors then in office. The purpose of a Special Meeting of the Board of Directors need not be stated in the notice of such meeting. Any and all business other than an amendment of these Bylaws may be transacted at any special meeting, and an amendment of these Bylaws may be acted upon if the notice of the meeting shall have stated that the amendment of these Bylaws is one of the purposes of the meeting. At any meeting at which every Director shall be present, even though without any notice, any business may be transacted, including the amendment of these Bylaws.

        Section 3.8.  QUORUM AND ADJOURNMENTS.

               (a) GENERAL. Unless otherwise provided by or pursuant to the Articles of Incorporation or these Bylaws, at all meetings of the Board of Directors, a majority of the total prescribed number of Directors fixed pursuant to Section 3.1 of these Bylaws shall constitute a quorum for the transaction of business. If a quorum is not present at any meeting of the Board of Directors, the Directors present may adjourn the meeting, from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

               (b) SPECIAL QUORUM & VOTE REQUIREMENTS. The Board of Directors of the Corporation shall have the power and authority to prescribe, permit or require special quorum and/or vote requirements for directors (including of the full Board of Directors or of any designated sub-group or committee of the Board of Directors), in connection with any action, determination, authorization and/or approval that the Board of Directors shall deem appropriate and shall designate for such special quorum and/or vote requirements, subject to the requirements of Section 607.0824 of the Florida Business Corporation Act. This power and authority shall include, without limitation, the power and authority to prescribe, permit or require special quorum and/or vote requirements for directors (including, without limitation, special quorum or vote requirements for the full Board of Directors or for any designated sub-group or committee of the Board of Directors), in connection with any action, determination, authorization and/or approval in connection with any share purchase rights, or any agreement embodying or evidencing such share purchase rights, to be authorized and issued by the Corporation. Notwithstanding the foregoing, unless otherwise provided in the Articles of Incorporation (consistent with applicable law), the Board of Directors shall not (i) with respect to any action which by law requires action, authorization or approval of the Board of Directors, fix a quorum of the Board of Directors at less than a majority of the number of directors constituting the Board of Directors as prescribed by the Articles of Incorporation or these Bylaws, or (ii) delegate to any committee or subgroup of the Board of Directors any authorization or approval which, under and in accordance with Florida law, may only be taken by the fully constituted Board of Directors.

        Section 3.9. PRESIDING OFFICER. Meetings of the Board of Directors shall be presided over by the Chairman of the Board of Directors, if any, or if the Chairman is not present (or if there is none), by the President, or, if the President is not present, by such person as the Board of Directors may appoint for the purpose of presiding at the meeting from which the President is absent.

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        Section 3.10. ACTION BY CONSENT. Unless otherwise restricted by the
Articles of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee. Such consent shall have the same force and effect as the unanimous vote of the Board of Directors.

        Section 3.11. TELEPHONE MEETINGS. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

        Section 3.12. COMPENSATION. The Board of Directors, by the affirmative vote of a majority of the Directors then in office and irrespective of the personal interest of any Director, shall have authority to establish reasonable compensation for Directors for their services as such and may, in addition, authorize reimbursement of any reasonable expenses incurred by Directors in connection with their duties.

                                   ARTICLE IV.

                                   COMMITTEES

        Section 4.1. COMMITTEES OF DIRECTORS. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one
(1) or more committees, each committee to consist of two (2) or more Directors of the Corporation. The Board of Directors may designate one (1) or more persons who are not Directors as additional members of any committee, but such persons shall be nonvoting members of such committee. The Board of Directors may designate one (1) or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Each such committee, to the extent provided in such resolution or in the articles of incorporation or the bylaws of the Corporation, shall have and may exercise all the authority of the Board of Directors, except that no such committee shall have the authority to: (A) approve or recommend to shareholders actions or proposals required by the Florida Business Corporation Act to be approved by shareholders; (B) fill vacancies on the Board of Directors or any committee thereof; (C) adopt, amend, or repeal the Corporation's bylaws; (D) authorize or approve the reacquisition of shares unless pursuant to a general formula or method specified by the Board of Directors; or (E) authorize or approve the issuance or sale or contract for the sale of shares, or determine the designation and relative rights, preferences, and limitations of a voting group except that the Board of Directors may authorize a committee (or a senior executive officer of the Corporation) to do so within limits specifically prescribed by the Board of Directors.

        Section 4.2. MINUTES OF COMMITTEE MEETINGS. Unless otherwise provided in the resolution of the Board of Directors establishing such committee, each committee shall keep minutes of action taken by it and file the same with the Secretary of the Corporation.

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        Section 4.3. QUORUM. A majority of the number of Directors constituting any committee shall constitute a quorum for the transaction of business, and the affirmative vote of such Directors present at the meeting shall be required for any action of the committee.

        Section 4.4. VACANCIES, CHANGES AND DISCHARGE. The Board of Directors shall have the power at any time to fill vacancies in, to change the membership of and to discharge any committee.

        Section 4.5. COMPENSATION. The Board of Directors, by the affirmative vote of a majority of the Directors then in office and irrespective of the personal interest of any Director, shall have authority to establish reasonable compensation for committee members for their services as such and may, in addition, authorize reimbursement of any reasonable expenses incurred by committee members in connection with their duties.

                                   ARTICLE V.

                                     NOTICES

        Section 5.1.  FORM AND DELIVERY.

               (a) Whenever, under the provisions of law, the Articles of Incorporation or these Bylaws, notice is required to be given to any shareholder, it shall not be construed to require personal notice unless otherwise specifically provided, but such notice may be given in writing, by mail, telecopy, telegram or messenger addressed to such shareholder, at his address as it appears on the records of the Corporation. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, with postage prepaid.

               (b) Whenever, under the provisions of law, the Articles of Incorporation, or these Bylaws, notice is required to be given to any Director, it shall not be construed to require personal notice unless otherwise specifically provided, but such notice may be given in writing, by mail, telecopy, telegram or messenger addressed to such Director at the usual place of residence or business of such Director as in the discretion of the person giving such notice will be likely to be received most expeditiously by such Director. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, with postage prepaid.

        Section 5.2. WAIVER. Whenever any notice is required to be given under the provisions of law, the Articles of Incorporation or these Bylaws, a written waiver of notice, signed by the person or persons entitled to said notice, whether before or after the time for the meeting stated in such notice, shall be deemed equivalent to such notice.

                                   ARTICLE VI.

                                    OFFICERS

        Section 6.1. DESIGNATIONS. The officers of the Corporation shall be chosen and appointed by the Board of Directors. The Board of Directors may in its discretion appoint any

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one or more of the following officers: a Chairman of the Board; a President; one
(1) or more Vice Presidents; a Secretary; a Treasurer; one (1) or more Assistant Secretaries and one (1) or more Assistant Treasurers; and such other officers and agents as it shall deem necessary or appropriate. Any officer of the Corporation shall have the authority to affix the seal of the Corporation and to attest the affixing of the seal by his signature. All officers and agents of the Corporation shall exercise such powers and perform such duties as shall from time to time be determined by the Board of Directors.

        Section 6.2. TERM OF OFFICE AND REMOVAL. The Board of Directors at its annual meeting after each annual meeting of shareholders or at a special meeting called for that purpose shall choose officers and agents, if any, in accordance with the provisions of Section 6.1. Each officer of the Corporation shall hold office until his successor is elected and shall qualify. Any officer or agent elected or appointed by the Board of Directors may be removed, with or without cause, at any time by the affirmative vote of a majority of the Directors then in office, or by other means permitted under an employment agreement or other contract to which the Corporation and such person are parties. Any vacancy occurring in any office of the Corporation may be filled for the unexpired portion of the term by the Board of Directors.

        Section 6.3. CHAIRMAN OF THE BOARD AND THE PRESIDENT. The Chairman of the Board shall be the chief executive officer of the Corporation. If there is no Chairman of the Board, the President shall be the chief executive officer of the Corporation. The duties of the Chairman of the Board, and of the President at the direction of the Chairman of the Board, shall be the following:

                      (i) Subject to the direction of the Board of Directors, to have general charge of the business, affairs and property of the Corporation and general supervision over its other officers and agents and, in general, to perform all duties incident to the office of Chairman of the Board (or President, as the case may be) and to see that all orders and resolutions of the Board of Directors are carried into effect.

                      (ii) Unless otherwise prescribed by the Board of Directors, to have full power and authority on behalf of the Corporation to attend, act and vote at any meeting of security holders of other Corporations in which the Corporation may hold securities. At such meeting the Chairman of the Board (or the President, as the case may be) shall possess and may exercise any and all rights and powers incident to the ownership of such securities that the Corporation might have possessed and exercised if it had been present. The Board of Directors or the Chairman of the Board may from time to time confer like powers upon any other person or persons.

                      (iii) To preside over meetings of the shareholders and of the Board of Directors, to call special meetings of shareholders, to be an ex-officio member of all committees of the Board of Directors, and to have such other duties as may from time to time be prescribed by the Board of Directors.

        Section 6.4. THE VICE PRESIDENT. The Vice President, if any (or in the event there be more than one (1), the Vice Presidents in the order designated, or in the absence of any

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

designation, in the order of their election), shall, in the absence of the President or in the event of his inability or refusal to act, perform the duties and exercise the powers of the President and shall generally assist the President and the Chairman of the Board and perform such other duties and have such other powers as may from time to time be prescribed by the Board of Directors.

        Section 6.5. THE SECRETARY. The Secretary shall attend all meetings of the Board of Directors and all meetings of shareholders and record all votes and the proceedings of the meetings in a book to be kept for that purpose and shall perform like duties for any committees of the Board of Directors, if requested by such committee. The Secretary shall give, or cause to be given, notice of all meetings of shareholders and special meetings of the Board of Directors, and shall perform such other duties as may from time to time be prescribed by the Board of Directors or the President, under whose supervision he shall act. The Secretary or an Assistant Secretary shall have custody of the seal of the Corporation and shall have authority to affix the same to any instrument requiring it, and, when so affixed, the seal may be attested by the signature of the Secretary or by the signature of such Assistant Secretary.

        Section 6.6. THE ASSISTANT SECRETARY. The Assistant Secretary, if any (or in the event there be more than one (1), the Assistant Secretaries in the order designated, or in the absence of any designation, in the order of their election), shall, in the absence of the Secretary or in the event of the Secretary's inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as may from time to time be prescribed by the Board of Directors.

        Section 6.7. THE TREASURER. The Treasurer, if any, (and if none, then the Corporation's chief financial officer shall have the duties of the Treasurer hereunder) shall have the custody of the corporate funds and other valuable effects, including securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may from time to time be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at regular meetings of the board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

        Section 6.8. THE ASSISTANT TREASURER. The Assistant Treasurer, if any, (or in the event there be more than one (1), the Assistant Treasurers in the order designated, or in the absence of any designation, in the order of their election), shall, in the absence of the Treasurer or in the event of the Treasurer's inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as may from time to time be prescribed by the Board of Directors.

        Section 6.9. TRANSFER OF AUTHORITY. In case of the absence of any officer or for any other reason that the Board of Directors deems sufficient, the Board of Directors may transfer the powers or duties of that officer to any other officer or to any Director or employee of the Corporation, provided a majority of the full Board of Directors concurs.

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

                                  ARTICLE VII.

            STOCK CERTIFICATES; DIVIDENDS; CONTROL SHARES REDEMPTION

        Section 7.1. FORM AND SIGNATURES. Every holder of stock in the Corporation shall be entitled to have a certificate, signed by or in the name of the Corporation, by the Chairman of the Board, the President or a Vice President and the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Corporation, certifying the number and class (and series, if any) of shares owned by him, and bearing the seal of the Corporation. Such seal and any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed, or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

        Section 7.2. REGISTRATION OF TRANSFER. Upon surrender to the Corporation or any transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation or its transfer agent to issue a new certificate to the person entitled thereto, to cancel the old certificate and to record the transaction upon its books.

        Section 7.3. REGISTERED SHAREHOLDERS. Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive right of a person who is registered on its books as the owner of shares of its capital stock to receive dividends or other distributions, to vote as such owner, and to hold liable for calls and assessments a person who is registered on its books as the owner of shares of its capital stock. The Corporation shall not be bound to recognize any equitable, legal or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, except as otherwise provided by law.

        Section 7.4. ISSUANCE OF CERTIFICATES. No certificate shall be issued for any share until (i) consideration for such share in the form of cash, services rendered or contracts for services, personal or real property, leases of real property or a combination thereof in an amount not less than the par value or stated capital of such share has been received by the Corporation and
(ii) the Corporation has received a binding obligation of the subscriber or purchaser to pay the balance of the subscription or purchase price.

        Section 7.5. LOST, STOLEN OR DESTROYED CERTIFICATES. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as it shall require, and to give the Corporation a bond in such sum, or other security in such form as it may direct, as indemnity

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

against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

        Section 7.6. DIVIDENDS. Subject to the provisions of the Articles of Incorporation, the Board of Directors shall have power to declare and pay dividends upon shares of stock of the Corporation, but only out of funds available for the payment of dividends as provided by law.

        Section 7.7. REDEMPTION OF CONTROL SHARES. As provided by the Florida Business Corporation Act, if a person acquiring control shares of the Corporation does not file an acquiring person statement with the Corporation, the Corporation may, at the discretion of the Board of Directors, redeem the control shares at the fair value thereof at any time during the period ending 60 days after the last acquisition of control shares by the acquiring person. If a person acquiring control shares of the Corporation files an acquiring person statement with the Corporation, the control shares may be redeemed by the Corporation, at the discretion of the Board of Directors, if such shares are not accorded full voting rights by the shareholders as provided by law.

                                  ARTICLE VIII.

                                 INDEMNIFICATION

        Section 8.1.  DIRECTORS, OFFICERS. EMPLOYEES OR AGENTS.

               (a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a Director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or a proceeding, had reasonable cause to believe that his conduct was unlawful.

               (b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a Director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) and amounts paid in

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

settlement not exceeding, in the judgment of the Board of Directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made under this paragraph (b) in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

               (c) To the extent that a Director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this
Article VIII, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

               (d) Any indemnification under subsections (a) and (b) of this
Article VIII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and
(b) of this Article VIII. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion or (3) by the shareholders who were not parties to such action, suit or proceeding.

               (e) Expenses incurred by an officer or Director in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

               (f) The indemnification and advancement of expenses provided by these Bylaws shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any agreement, vote of shareholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

               (g) The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

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

               (h) The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under this Article.

                                   ARTICLE IX.

                               GENERAL PROVISIONS

        Section 9.1. FISCAL YEAR. The fiscal year of the Corporation shall be as determined from time to time by the Board of Directors.

        Section 9.2. SEAL. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its incorporation and the words "Corporate Seal" and "Florida." The seal or any facsimile thereof may be, but need not be, unless required by law, impressed or affixed to any instrument executed by an officer of the Corporation.

        Section 9.3. CHECKS, NOTES, ETC. All checks, drafts, bills of exchange, acceptances, notes or other obligations or orders for the payment of money shall be signed and, if so required by the Board of Directors, countersigned by such officers of the corporation and/or other persons as the Board of Directors from time to time shall designate.

        Checks, drafts, bills of exchange, acceptance notes, obligations and orders for the payment of money made payable to the Corporation may be endorsed for deposit to the credit of the Corporation with a duly authorized depository by the Treasurer and/or such other officers or persons as the Board of Directors from time to time may designate.

        Section 9.4. LOANS. No loans and no renewals of any loans shall be contracted on behalf of the Corporation except as authorized by the Board of Directors. When authorized to do so, any officer or agent of the Corporation may effect loans and advances for the Corporation from any bank, trust company, or other institution or from any firm, corporation, or individual, and for such other evidences of indebtedness of the Corporation. When authorized so to do, any officer or agent of the Corporation may pledge, hypothecate or transfer, as security for the payment of any and all loans, advances, indebtedness and liabilities of the Corporation, any and all stocks, securities and other personal property at any time held by the Corporation, and to that end may endorse, assign and deliver the same. Such authority may be general or confined to specific instances.

        Section 9.5. CONTRACTS. Except as otherwise provided in these Bylaws or as otherwise directed by the Board of Directors, the Chairman of the Board or the President or any Vice President shall be authorized to execute and deliver, in the name and on behalf of the Corporation, all agreements, bonds, contracts, deeds, mortgages, and other instruments, either for the Corporation's own account or in a fiduciary or other capacity, and the seal of the Corporation, if appropriate, shall be affixed thereto by any of such officers or the Secretary or an Assistant Secretary. The Board of Directors, Chairman of the Board or the President, or any Vice President designated by the Board of Directors, may authorize any other officer, employee or agent to execute and deliver, in the name and on behalf of the Corporation, agreements, bonds, contracts, deeds, mortgages, and other instruments, either for the Corporation's own account or in a fiduciary or other capacity and, if appropriate, to affix the seal of the Corporation thereto. The grant of such authority by the Board or any such officer may be general or confined to specific instances.

                                   ARTICLE X.

                                   AMENDMENTS

        Section 10.1. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter and repeal the Bylaws of the Corporation.

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